Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Provides Business Update

~Announces Preliminary Fourth Quarter 2011 Financial Results and Reiterates 2012 Financial Outlook~

LEXINGTON, MA (January 9, 2012) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced a business update, including preliminary fourth quarter 2011 financial results and its outlook for 2012. The company will present further details at the 30th Annual J.P. Morgan Healthcare Conference in San Francisco on January 11, 2012 at 3:00 p.m. Pacific time.

Fourth Quarter 2011 Business Highlights and Estimated Financial Results (unaudited)

•                  Over the course of 2011, the company successfully completed the transition of Feraheme® provider demand from both dialysis and non-dialysis sites of care to entirely non-dialysis sites of care. Feraheme non-dialysis provider demand for the fourth quarter of 2011 was approximately 24,250 grams(1), consistent with the third quarter of 2011, but 20% percent higher than the fourth quarter of 2010.  Of particular note is Feraheme’s growth in the hematology/oncology market segment, which increased approximately 65% in 2011 over 2010.

•                  AMAG expects to report fourth quarter 2011 total revenues of between $14.3 and $15.0 million, including between $12.4 and $13.1 million in net Feraheme product revenues. Total operating costs and expenses are expected to be between $38 and $43 million, including certain restructuring costs and a $2 million termination fee paid to Allos Therapeutics.

•                  AMAG implemented a restructuring plan on November 4, 2011 to align its operating expenses with projected Feraheme revenues. The restructuring plan included a reduction in force of approximately 25 percent and was designed to position the company to achieve cash flow breakeven in 2012 without impacting growth of Feraheme sales. The company’s field sales team was realigned to a more strategically targeted account list and the number of territories was reduced from 72 to approximately 55 during the fourth quarter. The restructuring also included changes to the executive leadership team at AMAG, including the company’s chief executive officer and chief commercial officer.

•                  AMAG hired Jefferies & Company, Inc. as a strategic advisor. Jefferies is assisting the company in identifying and evaluating various strategies to enhance stockholder value and leverage AMAG’s core assets — Feraheme, AMAG’s commercial and drug development infrastructure, and the company’s balance sheet, which had more than $225 million in cash and investments, and no debt, as of December 31, 2011.

January 9, 2012	AMAG Pharmaceuticals, Inc.

“AMAG is committed to pursuing all avenues to maximize value for our shareholders, including the potential sale of the company,” said Frank Thomas, chief operating officer and interim chief executive officer of AMAG. “While we intend to complete our evaluation of the viability of a sale of the company expeditiously and are pleased with our current progress, we remain focused on establishing a solid foundation from which to drive future growth and stockholder value if the company is not sold.”

Thomas continued, “Commercially, we have set out three key imperatives for 2012 — to drive increased provider demand over the comparable 2011 periods, to optimize the pricing strategy for Feraheme ahead of the potential launch of the broad iron deficiency anemia label, and to strengthen our commercial leadership team. Already this year, we are making progress on these initiatives and are fortunate to have attracted a commercial industry veteran to join our ranks — John Tucker started with AMAG last week as our new vice president of commercial operations.  I believe that the addition of John to our management team will bring a fresh commercial perspective and the drive that we need to continue to grow the Feraheme brand.”

Mr. Tucker brings a strong set of experiences to AMAG, including as president of U.S. commercial operations at Basilea Pharmaceuticals, EVP of sales & marketing at Indevus Pharmaceuticals, senior director of government and institutional sales of Alza, and various senior commercial roles at both biotech and large pharmaceuticals companies. Mr. Tucker brings valuable hospital experience to AMAG, including the development and leadership of the Alza hospital sales team and creation of the U.S. launch plan for Basilea’s hospital anti-infective portfolio.

Global and Indication Expansion

During 2012, AMAG will continue to work with its partner, Takeda Pharmaceutical Company Ltd., in an effort to obtain approval of Feraheme for the treatment of iron deficiency anemia (IDA) in CKD patients in additional territories.

•                  A Marketing Authorization Application for Feraheme for the treatment of IDA in patients with CKD is under review by the European Medicines Agency. AMAG recently requested, and was granted, a 60-day extension to the filing timeline in order to fully respond to the final set of questions from the Agency to support the optimal label in the E.U. AMAG currently expects a decision from the Committee for Medicinal Products for Human Use (CHMP) in the first half of 2012.

•                  In Canada, the regulatory application for Feraheme for the treatment of IDA in CKD patients was approved in December 2011, and Feraheme is expected to be launched in Canada in 2012.

•                  Feraheme commercial launch in Canada and approval and commercial launch in Europe would trigger $33 million in milestone payments from Takeda.

AMAG is seeking to expand the U.S. label for Feraheme to all adult patients with iron deficiency anemia regardless of the underlying cause through a 1,400 patient global registrational program. The broad IDA program, which is more than 98 percent enrolled, consists of two phase III studies, one comparing treatment with Feraheme to placebo, and the other comparing treatment with Feraheme to treatment with intravenous iron sucrose. The company plans to complete enrollment in this program this month and submit an sNDA to the U.S. Food and Drug Administration in the second half of 2012.

2012 Financial Outlook

The company is committed to managing the business to achieve cash flow breakeven in 2012 and is reiterating the guidance provided when the company announced the November 2011 restructuring as follows:

•                  Low double-digit Feraheme product revenue growth;

•                  Total operating expenses, excluding COGS, expected to be between $90 — $100 million;

•                  A 2012 year-end cash and investments balance of $225 - $230 million, including $33 million in milestones associated with potential regulatory approvals and commercial launches in the EU and Canada.

Webcast Information

A live audio webcast of the company’s presentation and the following breakout session, along with the accompanying slide presentation at the 30th Annual J.P. Morgan Healthcare Conference will be accessible through the Investors section of the Company’s website at www.amagpharma.com on January 11, 2012 at 3:00 p.m. P.T. (6:00 p.m. E.T.).  Following the conference, the webcast will be archived on the AMAG Pharmaceuticals, Inc. website until February 11, 2012.

About AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia. AMAG manufactures and sells Feraheme® (ferumoxytol) Injection for intravenous use. For additional company or product information, please visit www.amagpharma.com or http://feraheme.com.

Forward-looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, our estimates of fourth quarter 2011 total revenues and Feraheme net product revenues; our estimate of fourth quarter 2011 Feraheme provider demand; our estimate of fourth quarter 2011 operating costs and expenses; our estimated year-end 2011 cash, cash equivalents and investments balance; statements regarding our attempts to achieve cash flow breakeven in 2012 without impacting Feraheme sales growth; our expectations regarding 2012 Feraheme provider demand trends; our expected 2012 Feraheme product revenue growth;; our expected 2012 operating expenses; any potential Feraheme regulatory approvals in the EU and Canada and any potential milestone payments associated therewith; our expected 2012 and 2011 year-end cash, cash equivalents and investments balances; our plans to expand the reach of Feraheme to new indications and geographic territories; the expected timing of the completion of enrollment in our global IDA registrational program and the subsequent submission of our sNDA for Feraheme in the broad IDA indication to the U.S. FDA; the expected decision date for our European Feraheme marketing application; the expected timing of the commercial launch of Feraheme in Canada and the EU and any potential milestone payments associated therewith; and our plan to complete our strategic alternatives review process expeditiously, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: (1) uncertainties regarding our ability to successfully compete in the intravenous iron replacement market both in the U.S. and outside the U.S., (2) uncertainties regarding our ability to successfully and timely complete our clinical development programs and obtain regulatory approval for Feraheme in new indications and in territories outside of the U.S., including the European Union, (3) the fact that significant safety or drug interaction problems could arise with respect to Feraheme, (4) the possibility that our audited fourth quarter and full-year 2011 financial results, including Feraheme net revenues, operating expenses, and year-end cash, cash equivalents and investments balances, will differ materially from our current unaudited estimates, (5) uncertainties regarding our ability to manufacture Feraheme, (6) uncertainties relating to our patents and proprietary rights, (7) uncertainties regarding the outcome of our evaluation of strategic alternatives, including the risk that the process will not result in a transaction, and (8) other risks identified in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2011. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Feraheme is a registered trademark of AMAG Pharmaceuticals, Inc.

(1)IMS Health Monthly data for 4Q2010 ; AMAG wholesaler demand data for 4Q2011.

AMAG Pharmaceuticals, Inc. Contacts

Investors: Amy Sullivan, 617-498-3303

Media: Lynn Blenkhorn, Feinstein Kean Healthcare, 508-851-0930, Lynn.blenkhorn@fkhealth.com

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